UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 18, 2021

Central Index Key Number of the issuing entity: 0001681906
Morgan Stanley Bank of America Merrill Lynch Trust 2016-C30
(Exact name of issuing entity)

Central Index Key Number of the depositor: 0001547361
Morgan Stanley Capital I Inc.
(Exact name of registrant as specified in its charter)

Central Index Key Number of the sponsor: 0001541557
Morgan Stanley Mortgage Capital Holdings LLC

Central Index Key Number of the sponsor: 0001102113
Bank of America, National Association

Central Index Key Number of the sponsor: 0001682532
Starwood Mortgage Funding III LLC

Central Index Key Number of the sponsor: 0001548567
CIBC Inc.
(Exact names of sponsors as specified in their charters)

38-4014685
38-4014686
Delaware	333-206582-04	38-7170456
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

1585 Broadway	New York, New York	10036
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (212) 761-4000

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company              ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Section 6 – Asset-Backed Securities

Item 6.02 – Change of Servicer or Trustee.

Effective as of March 18, 2021, Situs Holdings, LLC (“Situs Holdings”), a Delaware limited liability company, will act as special servicer for The Shops at Crystals mortgage loan and each related pari passu promissory note (collectively, the “Shops at Crystals Non-Serviced Loan Combination”), replacing AEGON USA Realty Advisors, LLC as special servicer for such non-serviced loan combination. Situs Holdings was appointed at the direction of Teachers Insurance and Annuity Association of America (“TIAA”), the directing certificateholder of the Shops at Crystals Trust 2016-CSTL securitization. As special servicer for the Shops at Crystals Non-Serviced Loan Combination, Situs Holdings will be responsible for the servicing and administration of the Shops at Crystals Non-Serviced Loan Combination if it becomes specially serviced (and the servicing and administration of any related REO property) and processing and performing certain reviews of material actions with respect to the Shops at Crystals Non-Serviced Loan Combination when such non-serviced loan combination is not specially serviced. Servicing of the Shops at Crystals Non-Serviced Loan Combination will continue to be governed by the Shops at Crystals Trust 2016-CSTL trust and servicing agreement, dated as of July 20, 2016 (the “PSA”).

Certain additional information regarding Situs Holdings is set forth below.

Situs Holdings’ controlling ownership interest is collectively held by the Trident VI and Trident VII Funds which funds are managed by Stone Point Capital LLC (“Stone Point”), an investment adviser registered with the U.S. Securities and Exchange Commission. The “Trident VI Funds” include Trident VI, LP, Trident VI Parallel Fund, LP, Trident VI DE Parallel Fund, LP, and Trident VI Professionals Fund, LP. The “Trident VII Funds” include Trident VII, LP, Trident VII Parallel Fund, LP, Trident VII DE Parallel Fund, LP, and Trident VII Professionals Fund, LP. Stone Point is a financial services-focused private equity firm that has raised and managed eight private equity funds over 25 years, with aggregate committed capital of more than $25 billion. Stone Point has invested in over 100 companies and targets investments in the global financial services industries, including investments in companies that provide outsourced services to financial institutions, banks and depository institutions, asset management firms, insurance and reinsurance companies, insurance distribution and other insurance-related businesses, specialty lending and other credit opportunities, mortgage services companies and employee benefits and healthcare companies. A minority interest in Situs Holdings is held by Port-aux-Choix Private Investments Inc., a Canadian pension fund managed by The Public Sector Pension Investment Board (“PSP”). PSP is one of Canada’s largest pension investment managers investing in funds for the pension plans of the Public Service, the Canadian Armed Forces, the Royal Canadian Mounted Police and the Reserve Force.

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The principal executive office of Situs Holdings is located at 5065 Westheimer, Suite 700E, Houston, Texas 77056 and its telephone number is (713) 328-4400. Situs Holdings maintains its principal special servicing office at 101 Montgomery St., Suite 2250, San Francisco, California 94104.

Situs Holdings has a current special servicer rating of “CSS2-” from Fitch Ratings, Inc. (“Fitch”) and is on S&P’s Select Servicer list as a United States Commercial Mortgage Special Servicer ranked “Above Average.” Situs Holdings is approved by Moody’s, Kroll and DBRS as a special servicer for CMBS and SFR transactions. As of December 31, 2020, Situs Holdings is also the named operating advisor for 21 CMBS transactions with an aggregate outstanding principal balance of approximately $17.39 billion.

Situs Holdings and its affiliates (collectively, “Situs”) are involved in the commercial real estate advisory business and engage principally in:

●	Real estate consulting;
●	Primary servicing;
●	CMBS special servicing;
●	Asset management;
●	Commercial real estate valuation; and
●	Due diligence and underwriting.

Since 1985, Situs has provided commercial real estate advisory, due diligence and business solutions to the lending and real estate industries. Situs has major offices located across the U.S. in San Francisco, New York, and Houston as well as offices in London and Frankfurt. Situs provides services to financial institutions, investors and servicers as well as to agencies of the United States government.

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The tables below set forth information about Situs’ portfolio of securitized specially serviced loans as of the dates indicated below:

Special Servicing	12/31/2017	12/31/2018	12/31/2019
CMBS Pools (excluding Single Family Rental)	22	60	181
CMBS Loans (excluding Single Family Rental) by Approximate Number	1,220	1,912	3,099
Named Specially Serviced Portfolios By Approximate Unpaid Principal Balance(1)	$11,988,515,043	$29,654,019,596	$53,482,183,741
Actively Specially Serviced Portfolios By Approximate Number of Loans(2)	12	3	145
Actively Specially Serviced Portfolio By Approximate Aggregate Unpaid Principal Balance(2)	$138,318,128	$12,523,226	$2,750,936,174
CMBS Single Family Rental Pools	3	6	10
By Approximate Number	249	512	863
Named Specially Serviced Approximate Unpaid Principal Balance(1)	$547,140,715	$1,410,421,511	$2,449,610,876
Actively Specially Serviced by Approximate Number of Loans(2)	7	17	36
Actively Specially Serviced by Approximate Unpaid Principal Balance(2)	$11,115,151	$26,206,600	$88,514,810

(1)	Includes all loans in Situs’ portfolio for which Situs is the named special servicer, regardless of whether such loans are, as of the specified date, specially-serviced loans.
(2)	Includes only those loans in the portfolio that, as of the specified date, are specially-serviced loans.

As of December 31, 2020, Situs had 113 personnel involved in the asset management and special servicing of commercial real estate assets, of which 17 were dedicated to the special servicing business unit.  As of December 31, 2020, Situs specially serviced a portfolio that included approximately 197 loans throughout the United States, including non-securitized notes, with a then current face value in excess of $2.91 billion, all of which are commercial or multifamily real estate assets.  As of December 31, 2020, Situs had 148 personnel involved in the primary/master servicing of commercial real estate, all of which are commercial or multifamily real estate assets.

Those commercial real estate assets included mortgage loans secured by the same types of income producing property as those securing the Shops at Crystals Non-Serviced Loan Combination. Additionally, certain affiliates of Situs may be invested in, directly or indirectly, commercial real estate assets and commercial mortgage assets that include the same types of loans as the Shops at Crystals Non-Serviced Loan Combination and property securing the Shops at Crystals Non-Serviced Loan Combination. Accordingly, the assets that Situs services, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real property securing the Shops at Crystals Non-Serviced Loan Combination for tenants, purchasers, financing and so forth.

Situs has developed policies and procedures for the performance of its servicing and special servicing obligations in compliance with applicable servicing criteria set forth in Item 1122 of Regulation AB, including managing delinquent loans and loans subject to the bankruptcy of the borrower. Situs has recognized that technology can greatly improve its performance as a servicer and special servicer, and Situs’ infrastructure provides improved controls for compliance with pooling and servicing agreements, loan administration and procedures in workout/resolution.

Situs occasionally engages consultants to perform property inspections and provide certain asset management functions. Situs does not have any material primary advancing obligations with respect to the CMBS pools as to which it acts as servicer and/or special servicer and accordingly Situs does not believe that its financial condition will have any adverse effect on the performance of its duties under the PSA nor any material impact on the loan performance or the performance of the Shops at Crystals Non-Serviced Loan Combination.

Situs Holdings will not have primary responsibility for custody services of original documents evidencing the mortgage loans for which it is special servicer. On occasion, Situs Holdings may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans for which it is special servicer. To the extent that Situs Holdings has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard. There are currently no legal proceedings pending; and no legal proceedings known to be contemplated by governmental authorities, against Situs or of which any of its property is the subject, which is material to the holders of the Shops at Crystals Non-Serviced Loan Combination.

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No securitization transaction involving commercial or multi-family mortgage loans in which Situs was acting as servicer and/or special servicer has experienced an event of default as a result of any action or inaction performed by Situs as special servicer. In addition, there has been no previous disclosure of material non-compliance with servicing criteria by Situs with respect to any other securitization transaction involving commercial or multi-family mortgage loans in which Situs was acting as servicer and/or special servicer.

From time to time, Situs and its affiliates are parties to lawsuits and other legal proceedings arising in the ordinary course of business. Situs does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to serve as servicer and/or special servicer.

Situs is not an affiliate of the depositor, the sponsors/mortgage loan sellers, servicers, sub-servicer, the master servicer, the trustee, the certificate administrator, the custodian, the operating advisor or the asset representation reviewer.

From time to time, Situs and/or its affiliates may purchase or sell securities, including CMBS certificates. Situs and/or its affiliates may review the prospectus with respect to the issuing entity and purchase or sell certificates issued by the issuing entity, including in the secondary market. Except as described herein, neither Situs nor any of its affiliates will retain as of the date of its appointment any certificates issued by the issuing entity or any other economic interest in this securitization. However, Situs, or its affiliates, may from time to time after the effective date of its appointment, acquire additional certificates pursuant to secondary market transactions. Any such party will have the right to dispose of such certificates at any time.

The depositor, the sponsors, the mortgage loan sellers, the borrowers, the guarantors, the master servicer, the trustee and the certificate administrator may maintain banking and other commercial relationships with Situs and its affiliates.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Morgan Stanley Capital I Inc.

By: /s/ Jane Lam
Name: Jane Lam
Title: President

Date: March 18, 2021

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